Exhibit 10.2
Execution Copy
STOCK PURCHASE AGREEMENT
by and among
CROSSTEX ENERGY, INC.
and
THE PURCHASERS PARTY HERETO

i

ii

STOCK PURCHASE AGREEMENT
     This STOCK PURCHASE AGREEMENT, dated as of May 16, 2006 (this “Agreement”), is by and among CROSSTEX ENERGY, INC., a Delaware corporation (“Crosstex”), and each of the purchasers set forth in Schedule A hereto (the “Purchasers”).
     WHEREAS, on May 1, 2006, Crosstex Energy Services, L.P., a wholly-owned subsidiary of Crosstex Energy, L.P., a Delaware limited partnership (“Crosstex Partners”), entered into a definitive Purchase and Sale Agreement, (the “Chief Acquisition Agreement”) with Chief Holdings LLC (“Chief”) a Texas limited liability company, and certain other purchasers to acquire, directly or indirectly, the natural gas gathering pipeline systems and related facilities of Chief (the “Chief Asset Acquisition”);
     WHEREAS, Crosstex Partners desires to finance a portion of the Chief Asset Acquisition through the sale of Senior Subordinated Series C Units to Crosstex;
     WHEREAS, Crosstex desires to finance its purchase of Senior Subordinated Series C Units in part through the sale of common stock, par value $0.01 of Crosstex (“Common Stock”) to the Purchasers and each of the Purchasers, severally and not jointly, desires to purchase such Common Stock in accordance with this Agreement; and
     WHEREAS, Crosstex has agreed to provide the Purchasers with certain registration rights with respect to the Common Stock acquired pursuant hereto.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
     “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by”, and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Allocated Purchase Price” means with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Allocated Purchase Price” on Schedule A hereto.
     “Anniversary Date” means 90 days from the Closing Date.

     “Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Non-Disclosure Agreements and any and all other agreements or instruments executed and delivered to the Purchasers by Crosstex or any Subsidiary of Crosstex hereunder or thereunder.
     “Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.
     “Bylaws” means the complete and correct Bylaws of Crosstex as in full force and effect on the date hereof and the Closing Date, as applicable.
     “Chief Asset Acquisition” shall have the meaning specified in the recitals.
     “Chief Acquisition Agreement” shall have the meaning specified in the recitals.
     “Closing” shall have the meaning specified in Section 2.04.
     “Closing Date” shall have the meaning specified in Section 2.04.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Stock” shall have the meaning specified in the recitals.
     “Common Stock Price” means the lesser of (i) $70.17 and (ii) the price at which Crosstex sells or commits to sell any Common Stock at any time prior to or contemporaneous with the Closing. Notwithstanding the foregoing, the Common Stock Price with respect to Lubar Equity Fund, LLC shall be $76.90.
     “Crosstex” has the meaning set forth in the introductory paragraph.
     “Crosstex Financial Statements” shall have the meaning specified in Section 3.03.
     “Crosstex Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations, affairs or prospects of Crosstex and its Subsidiaries taken as a whole; (b) the ability of Crosstex and its Subsidiaries taken as a whole to carry out their business as such business is conducted as of the date hereof or to meet their obligations under the Basic Documents on a timely basis; or (c) the ability of Crosstex to consummate the transactions under any Basic Document; provided, however, that a Crosstex Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the Crosstex Parties operate, except to the extent that the Crosstex Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon Crosstex and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.
     “Crosstex Parties” means Crosstex and all of Crosstex’s Subsidiaries.
     “Crosstex Related Parties” shall have the meaning specified in Section 5.02.
     “Crosstex SEC Documents” shall have the meaning specified in Section 3.03.
     “Crosstex Securities” means any class or series of equity interest in Crosstex (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in Crosstex).
     “Crosstex Wholly-Owned Subsidiaries” means Crosstex Holdings GP, LLC, a Delaware limited liability company, Crosstex Holdings LP, LLC, a Delaware limited liability company, Crosstex Holdings, L.P., a Delaware limited partnership, Crosstex Energy GP, LLC, a Delaware limited liability company, Crosstex Energy GP, L.P., a Delaware limited partnership, Crosstex Asset Management GP, LLC, a Delaware limited liability company, and Crosstex Asset Management, L.P., a Delaware limited partnership.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
     “Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to Crosstex means a Governmental Authority having jurisdiction over Crosstex, its Subsidiaries or any of their respective Properties.
     “Indemnified Party” shall have the meaning specified in Section 5.03.
     “Indemnifying Party” shall have the meaning specified in Section 5.03.
     “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any

Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
     “NASDAQ” means the NASDAQ National Market.
     “Non-Disclosure Agreements” means collectively (i) the Letter Agreement, dated April 27, 2006, by and between Kayne Anderson MLP Investment Company and Crosstex Partners, (ii) the Letter Agreement, dated May 3, 2006, by and between Tortoise Capital Advisors LLC and Crosstex Partners, (iii) the Letter Agreement, dated April 27, 2006, by and between LB I Group Inc. and Crosstex Partners, and (iv) the Letter Agreement, dated May 4, 2006, by and between Fiduciary Asset Management, LLC and Crosstex Partners.
     “Permits” means, with respect to Crosstex or any of its Subsidiaries, any licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons necessary for the ownership, leasing, operation, occupancy or use of its Properties or the conduct of its businesses as currently conducted.
     “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchase Price” means $180,002,095.30, which is the aggregate of each Purchaser’s Allocated Purchase Price as set forth on Schedule A hereto.
     “Purchased Shares” means with respect to each Purchaser, the number of shares of Common Stock as set forth opposite such Purchaser’s name on Schedule A hereto, subject to adjustment pursuant to Section 2.03.
     “Purchaser” has the meaning set forth in the introductory paragraph.
     “Purchaser Related Parties” shall have the meaning specified in Section 5.01.
     “Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between Crosstex and the Purchasers in the form attached hereto as Exhibit A.
     “Representatives” of any Person means the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     “Senior Subordinated Series C Units” means the senior subordinated Series C units representing limited partner interests in Crosstex Partners.
     “Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; or (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries. Notwithstanding any other provision of this Agreement, Crosstex Partners shall be deemed a Subsidiary of Crosstex.
     “XTEX Purchase Agreement” means the Senior Subordinated Series C Unit Purchase Agreement, dated the date hereof, by and among Crosstex Partners and the purchasers party thereto.
     “XTEX Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, by and among Crosstex Partners and the purchasers party thereto, attached to the XTEX Purchase Agreement as Exhibit A.
     Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all Crosstex Financial Statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.
ARTICLE II
AGREEMENT TO SELL AND PURCHASE
     Section 2.01 Authorization of Sale of Common Stock. Crosstex has authorized the issuance and sale to the Purchasers of the Purchased Shares.
     Section 2.02 Sale and Purchase. Subject to the terms and conditions hereof, Crosstex hereby agrees to issue and sell to each Purchaser, free and clear of any and all Liens, and each Purchaser, severally and not jointly, hereby agrees to purchase from Crosstex, the number of Purchased Shares as set forth on Schedule A (such number of Purchased Shares set forth thereon with respect to each Purchaser, subject to adjustment pursuant to Section 2.03 below), and each Purchaser agrees to pay Crosstex its Allocated Purchase Price.
     Section 2.03 Adjustment of Purchased Shares. If the Common Stock Price is less than $70.17, then the number of Purchased Shares allocated to each Purchaser shall be adjusted to be equal to the Allocated Purchase Price of such Purchaser divided by the Common Stock Price with respect to such Purchaser, rounded to the nearest whole number. Notwithstanding anything to the contrary contained herein, the number of Purchased Shares allocated to Lubar Equity Fund, LLC shall not be adjusted.
     Section 2.04 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins, L.L.P., First City Tower, 1001 Fannin, Houston, Texas 77002, concurrently with the closing of the Chief Asset Acquisition (the date of such closings, the “Closing Date”).
     Section 2.05 Conditions to the Closing.
          (a) Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
               (i) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and
               (ii) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
          (b) Purchasers’ Conditions. The respective obligation of each Purchaser to consummate the purchase of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by such Purchaser in writing, in whole or in part with respect to its Purchased Shares, to the extent permitted by applicable Law):
               (i) Crosstex shall have given each Purchaser at least two (2) Business Days prior written notice of the Closing Date;
               (ii) since the date of this Agreement, no Crosstex Material Adverse Effect shall have occurred and be continuing;
               (iii) each of the conditions set forth in Section 2.05(b) of the XTEX Purchase Agreement (other than Section 2.05(b)(v)) shall have been satisfied;
               (iv) Crosstex shall not have incurred any material indebtedness since the date hereof other than indebtedness to purchase equity in Crosstex Partners;
               (v) no notice of delisting shall have been received by Crosstex and a notification form and supporting documentation, if any, shall have been filed with the NASDAQ;

               (vi) the representations and warranties of Crosstex contained in this Agreement that are qualified by materiality or Crosstex Material Adverse Effect shall be true and correct as of the Closing Date as if made on and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and
               (vii) Crosstex shall have delivered, or caused to be delivered, to the Purchasers at the Closing, Crosstex’s closing deliveries described in Section 2.06.
          (c) Crosstex’s Conditions. The obligation of Crosstex to consummate the sale of the Purchased Shares to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which may be waived by Crosstex in writing, in whole or in part, to the extent permitted by applicable Law):
               (i) that the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and
               (ii) Crosstex Partners shall have consummated the Chief Asset Acquisition in accordance with the Chief Acquisition Agreement.
     Section 2.06 Crosstex Deliveries. At the Closing, subject to the terms and conditions hereof, Crosstex will deliver, or cause to be delivered, to the Purchasers:
          (a) A certificate or certificates representing the Purchased Shares (bearing the legend set forth in Section 4.06(d)), free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws;
          (b) Copies of (i) the Restated Certificate of Incorporation of Crosstex, certified by the Secretary of State of Delaware as of a recent date and (ii) the Bylaws;
          (c) A certificate of the Secretary of State of the State of Delaware, dated a recent date, that Crosstex is in good standing;
          (d) A cross-receipt executed by Crosstex and delivered to each Purchaser certifying that it has received the Allocated Purchase Price with respect to such Purchaser as of the Closing Date;
          (e) An opinion addressed to the Purchasers from legal counsel to Crosstex, dated as of the Closing, in the form and substance attached hereto as Exhibit B;
          (f) The Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by Crosstex;

          (g) A certificate, dated the Closing Date and signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of Crosstex, in their capacities as such, stating that:
          (i) Crosstex has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Crosstex on or prior to the Closing Date;
          (ii) The representations and warranties of Crosstex contained in this Agreement that are qualified by materiality or Crosstex Material Adverse Effect were true and correct when made and as of the Closing Date and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and
          (h) A certificate of the Secretary or Assistant Secretary of Crosstex certifying as to (1) the Bylaws, (2) board resolutions authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby and hereby and (3) its incumbent officers authorized to execute the Basic Documents, setting forth the name and title and bearing the signatures of such officers.
     Section 2.07 Purchasers’ Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to Crosstex:
     (a) Payment to Crosstex of each Purchaser’s Allocated Purchase Price by wire transfer of immediately available funds to an account designated by Crosstex in writing at least two Business Days prior to the Closing Date;
     (b) The Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by each Purchaser;
     (c) A cross-receipt executed by each Purchaser and delivered to Crosstex certifying that it has received its respective Purchased Shares as of the Closing Date; and
     (d) A certificate from each Purchaser, dated the Closing Date and signed by an appropriate officer of such Purchaser, in their capacities as such, stating that:
          (i) Such Purchaser has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Purchaser on or prior to the Closing Date; and
          (ii) The representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality were true and correct when made and as of the Closing Date and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).
     Section 2.08 Use of Proceeds. Crosstex shall use the proceeds received from the sale of the Purchased Shares solely for the purpose of purchasing Senior Subordinated Series C Units from Crosstex Partners and reasonable expenses related thereto.
     Section 2.09 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The failure or waiver of performance under any Basic Document by any Purchaser does not excuse performance by any other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
RELATED TO CROSSTEX
     Crosstex represents and warrants to each Purchaser as follows:
     Section 3.01 Corporate Existence. Crosstex (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Crosstex Material Adverse Effect. Each of Crosstex’s Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the State or other jurisdiction of its incorporation or organization, as the case may be, and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Crosstex Material Adverse Effect. None of Crosstex nor any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of its respective certificate of incorporation, certification of formation, bylaws, limited liability company agreement or other similar organizational documents. Each of Crosstex and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Crosstex Material Adverse Effect.
     Section 3.02 Capitalization and Valid Issuance of Purchased Shares.
          (a) As of the date of this Agreement, the issued and outstanding capital stock of Crosstex consist of 12,763,469 shares of Common Stock. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.
          (b) Other than the Crosstex Energy, Inc. Long-Term Incentive Plan, Crosstex has no equity compensation plans that contemplate the issuance of Common Stock or other equity interest in Crosstex (or securities convertible into or exchangeable for Common Stock or other equity interest in Crosstex). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which Crosstex stockholders may vote are issued or outstanding. Except as set forth in the first sentence of this Section 3.02(b), there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Crosstex or any of its Subsidiaries to issue, transfer or sell any Common Stock or other equity interest in, Crosstex or any of its Subsidiaries or securities convertible into or exchangeable for such Common Stock or other equity interest in Crosstex, (ii) obligations of Crosstex or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Common Stock or other equity interests of Crosstex or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Crosstex or any of its Subsidiaries is a party with respect to the voting of the equity interests of Crosstex or any of its Subsidiaries. None of the offering or sale of the Purchased Shares or the registration of the Purchased Shares pursuant to the Registration Rights Agreement, all as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any Common Stock or other securities of the Crosstex.
          (c) (i) All of the issued and outstanding equity interests of each of the Crosstex Wholly-Owned Subsidiaries are owned, directly or indirectly, by Crosstex free and clear of any Liens (except for such restrictions as may exist under applicable Law, and all such ownership interests have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) except as disclosed in the Crosstex SEC Documents, neither Crosstex nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.
          (d) The Common Stock being purchased by each of the Purchasers hereunder will be duly authorized by Crosstex prior to the Closing and, when issued and delivered to such Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          (e) The Common Stock is listed on the NASDAQ and Crosstex has not received any notice of delisting. At the Closing the notification form and supporting documentation, if any, related to the Purchased Shares will have been filed with the NASDAQ.
     Section 3.03 Crosstex SEC Documents. Crosstex has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents together with the Registration Statement, collectively “Crosstex SEC Documents”). The Crosstex SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Crosstex Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Crosstex SEC Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the Crosstex Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) in the case of the Crosstex Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Crosstex and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent public accounting firm with respect to Crosstex and has not resigned or been dismissed as independent public accountants of Crosstex as a result of or in connection with any disagreement with Crosstex on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
     Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the Crosstex SEC Documents filed with the Commission on or prior to the date hereof, since December 31, 2005, Crosstex and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) change, event, occurrence, effect, fact, circumstance or condition that has had or would be reasonably likely to have a Crosstex Material Adverse Effect, (b) acquisition or disposition of any material asset by Crosstex or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the Crosstex SEC Documents, or (c) material change in Crosstex’s accounting principles, practices or methods.
     Section 3.05 Litigation. Except as set forth in the Crosstex SEC Documents, there is no action, suit, or proceeding pending (including any investigation, litigation or inquiry) or, to Crosstex’s knowledge, contemplated or threatened against or affecting any of the Crosstex Parties or any of their respective officers, directors, properties or assets, which (a) questions the validity of this Agreement or the Registration Rights Agreement or the right of Crosstex to enter into this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated hereby and thereby or (b) (individually or in the aggregate) would be reasonably likely to result in a Crosstex Material Adverse Effect.
     Section 3.06 No Conflicts; Compliance with Laws. The execution, delivery and performance by Crosstex of the Basic Documents and compliance by Crosstex with the terms and provisions hereof and thereof, and the issuance and sale by Crosstex of the Purchased Shares, do not and will not (a) assuming the accuracy of the representations and warranties of the Purchasers contained herein and their compliance with the covenants contained herein, violate any provision of any Law or Permit having applicability to Crosstex or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation or breach of any provision of the certificate of incorporation or bylaws, each as amended to date, of Crosstex or any organizational documents of any of Crosstex’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which Crosstex or any of its Subsidiaries is a party or by which Crosstex or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Crosstex or any of its Subsidiaries, except where any such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not be, individually or in the aggregate, reasonably likely to result in a Crosstex Material Adverse Effect. Neither Crosstex nor any of its Subsidiaries is in violation of any judgment, decree or order or any law, statute, ordinance, rule or regulation applicable to Crosstex or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. Crosstex and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Crosstex Material Adverse Effect, and neither Crosstex nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit except where such potential revocation or modification would not have, individually or in the aggregate, a Crosstex Material Adverse Effect. Neither Crosstex, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Crosstex or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Crosstex or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
     Section 3.07 Authority, Enforceability. Crosstex has all necessary corporate power and authority to execute, deliver and perform its obligations under the Basic Documents and the execution, delivery and performance by Crosstex of the Basic Documents has been duly authorized by all necessary action; and the Basic Documents constitute the legal, valid and binding obligations of Crosstex, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable law. No approval from the holders of Common Stock is required in connection with Crosstex’s issuance and sale of the Purchased Shares to the Purchasers.
     Section 3.08 Approvals. Except for the approvals required by the Commission in connection with any registration statement filed under the Registration Rights Agreement and for approvals which have already been obtained, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Crosstex of any of the Basic Documents, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, be reasonably likely to have a Crosstex Material Adverse Effect.
     Section 3.09 Investment Company Status. Crosstex is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 3.10 Certain Fees. No fees or commissions are or will be payable by Crosstex to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement. Crosstex agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Crosstex or alleged to have been incurred by Crosstex in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.
     Section 3.11 No Side Agreements. There are no agreements by, among or between Crosstex or any of its Affiliates, on the one hand, and any Purchasers or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents, the XTEX Purchase Agreement and the XTEX Registration Rights Agreement nor promises or inducements for future transactions between or among any of such parties.
     Section 3.12 Preemptive Rights or Registration Rights. Except as set forth in the agreement of limited partnership, limited liability company agreement or other organizational documents of the Crosstex Parties, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or partnership or membership interests of any of the Crosstex Parties, in each case pursuant to or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the execution of this Agreement nor the issuance of the Purchase Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Stock or other securities of Crosstex, other than as have been waived.
     Section 3.13 No Registration Assuming the accuracy of the representations and warranties of each Purchaser contained in the Purchase Agreement, the issuance and sale of the

Purchased Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act of 1933, as amended.
     Section 3.14 No Integration. Neither Crosstex nor any of its Subsidiaries have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act of 1933, as amended) that is or will be integrated with the sale of the Purchased Shares in a manner that would require registration under the Securities Act of 1933, as amended.
     Section 3.15 Insurance. Crosstex and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Crosstex does not have any reason to believe that it nor any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
     Section 3.16 Internal Accounting Controls. Crosstex and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Crosstex is not aware of any failures of such internal accounting controls.
     Section 3.17 Form S-3 Eligibility. Crosstex is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.
     Section 3.18 Material Agreements. Crosstex has provided the Purchasers with, or made available to the Purchasers through the Crosstex SEC Documents, correct and complete copies of all material agreements (as defined in Section 601(b)(10) of Regulation S-K promulgated by the Commission) and of all exhibits to the Crosstex SEC Documents, including amendments to or other modifications of pre-existing material agreements, entered into by Crosstex.
     Section 3.19 Listing and Maintenance Requirements. Crosstex has not received notice (written or oral) from NASDAQ to the effect that it is not in compliance with the listing or maintenance requirements thereof. Crosstex is in compliance with all such listing and maintenance requirements. The issuance and sale of the Purchased Shares and the offer of the Common Shares and issuance of such Common Shares upon conversion of the Purchased Shares does not contravene NASDAQ rules and regulations.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND COVENANTS
OF THE PURCHASERS
     Each Purchaser, severally and not jointly, hereby represents and warrants and covenants to Crosstex that:
     Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.
     Section 4.02 Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Purchaser and constitute legal, valid and binding obligations of such Purchaser; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited applicable law (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 4.03 No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement and could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or prospects of such Purchaser.
     Section 4.04 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement. Such Purchaser agrees severally and not jointly with any other Purchaser, that it will indemnify and hold harmless Crosstex from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

     Section 4.05 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and Crosstex or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents, the XTEX Purchase Agreement and XTEX Registration Rights Agreements nor promises or inducements for future transactions between or among any of such parties.
     Section 4.06 Unregistered Securities. Such Purchaser represents that:
          (a) Investment. The Purchased Shares are being acquired for its own account or the account of clients for whom it exercises investment discretion, not as a nominee or agent, and with no intention of distributing the Purchased Shares or any part thereof, and that Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to (subject to such Purchaser’s agreement contained in Section 4.07 hereof) sell or otherwise dispose of all or any part of the Purchased Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Shares, such Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, which may include a sale contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities, subject to withdrawal thereof as described in Section 6.07(b).
          (b) Nature of Purchasers. Such Purchaser represents and warrants to, and covenants and agrees with, Crosstex that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
          (c) Receipt of Information; Authorization. Such Purchaser acknowledges that it has (a) had access to Crosstex’s periodic filings with the Commission, including Crosstex’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports filed on Form 8-K and (b) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Crosstex regarding such matters sufficient to enable such Purchaser to evaluate the risks and merits of purchasing the Purchased Shares and consummating the transactions contemplated by the Basic Documents.
          (d) Legend. It is understood that the certificates evidencing the Purchased Shares will bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold or offered for sale in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act. These securities may be pledged in connection with a bona fide margin account or other loan secured by such securities.”
     Section 4.07 Lock-Up. Such Purchaser agrees that from and after Closing it will not sell any of the Purchased Shares prior to the Anniversary Date.
ARTICLE V
INDEMNIFICATION, COSTS AND EXPENSES
     Section 5.01 Indemnification by Crosstex. Crosstex agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Crosstex contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.
     Section 5.02 Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Crosstex, its officers and directors and their respective Representatives (collectively, “Crosstex Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; provided, however, that the liability of each Purchaser shall not be greater in amount than such Purchaser’s Allocated Purchase Price.
     Section 5.03 Indemnification Procedure. Promptly after any Crosstex Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of and does not contain any admission of wrong doing by, the Indemnified Party.
ARTICLE VI
MISCELLANEOUS
     Section 6.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Crosstex has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of Crosstex unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchasers, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.

     Section 6.02 Survival of Provisions. The representations and warranties set forth in Sections 3.02, 3.07, 3.10, 3.11, 4.04, and 4.06 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of Crosstex or the Purchasers. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Crosstex and the Purchasers and the provisions of Article V shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing that individual Section, regardless of any purported general termination of this Agreement.
     Section 6.03 No Waiver; Modifications in Writing.
          (a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
          (b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by Crosstex from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Crosstex in any case shall entitle Crosstex to any other or further notice or demand in similar or other circumstances.
     Section 6.04 Binding Effect; Assignment.
          (a) Binding Effect. This Agreement shall be binding upon Crosstex, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.
          (b) Assignment of Purchased Shares. All or any portion of Purchased Shares purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities laws, Sections 4.06 and 4.07 herein and the Registration Rights Agreement.

          (c) Assignment of Rights. All or any portion of the rights and obligations of each Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of Crosstex. All or any portion of the rights and obligations of each Purchaser under this Agreement may not be transferred by such Purchaser to a non-Affiliate without the written consent of Crosstex.
     Section 6.05 Non-Disclosure. Notwithstanding anything herein to the contrary, the Non-Disclosure Agreement shall remain in full force and effect regardless of any termination of this Agreement. Other than the Form 8-Ks and Registration Statement to be filed in connection with this Agreement, Crosstex, the General Partners, their respective Subsidiaries and any of their respective Representatives shall disclose the identity of, or any other information concerning, any Purchaser or any of its Affiliates only after providing such Purchaser a reasonable opportunity to review and comment on such disclosure; provided, however, that nothing in this Section 6.05 shall delay any required filing or other disclosure with the Commission, Nasdaq or any Governmental Authority or otherwise hinder Crosstex, the General Partners, their respective subsidiaries or their Representations’ ability to timely comply with all laws or rules and regulations of the Commission, Nasdaq or other Governmental Authority.
     Section 6.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to Chieftain Capital Management, Inc., as agent and attorney-in-fact for the Purchasers who are its clients under separate investment advisor agreements:

Chieftain Capital Management, Inc.
12 East 49th Street
New York, New York 10017
Attn: Thomas D. Stern

with a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention: Patricia A. Poglinco, Esq.
Fax: (212) 480-8421

(b)	If to Kayne Anderson MLP Investment Company or Kayne Anderson Energy Total Return Fund, Inc.:

1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
Attention: David Shladovsky, Esq.
Facsimile: (310) 284-6490

and

1100 Louisiana, Suite 4550
Houston, Texas 77002
Attention: Kevin McCarthy
Facsimile: (713) 655-7359

with a copy to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, TX 77002
Attention: Dan Fleckman
Facsimile: (713) 615-5859

(c)	If to LB I Group Inc.:

LB I Group Inc.
c/o Lehman Brothers Inc.
399 Park Avenue, 9th Floor
New York, NY 10022
Attention: Michael J. Cannon
Facsimile: 646-758-4208

with a copy to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, TX 77002
Attention: Dan Fleckman
Facsimile: (713) 615-5859

(d)	If to Lubar Equity Fund, LLC:

Lubar Equity Fund, LLC
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
Attn: David J. Lubar
Facsimile: (414) 291–9061

(e)	If to Tortoise North American Energy Corp.:

10801 Mastin, Suite 222
Overland Park, KS 66210
Attention: David Schulte
Facsimile: (913) 981-1021

with a copy to:

Blackwell Sanders Peper Martin LLP
2300 Main Street, Suite 1000
Kansas City, MO 64108
Attention: Steven F. Carman
Facsimile: (816) 983-8080

(f)	If to Crosstex:

Crosstex Energy, L.P.
2501 Cedar Springs
Dallas, Texas 75201
Attention: Barry E. Davis
Facsimile: (214) 953-9500

with a copy to:

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Attention: Doug Rayburn
Facsimile: (214) 661-4634
or to such other address as Crosstex or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
     Section 6.07 Removal of Legend.
          (a) Each Purchaser may request Crosstex to remove the legend described in Section 4.06(d) from the certificates evidencing the Purchased Shares by submitting to Crosstex such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be. Crosstex shall cooperate with such Purchaser to effect the removal of such legend.
          (b) Crosstex agrees that following the date that such registration statement is declared effective by the Commission, or at such time as such legend is no longer required under this Section 6.07(b), it will, as promptly as practicable following the delivery by a Purchaser to Crosstex or Crosstex’s transfer agent of a certificate representing Common Stock issued with a restrictive legend, instruct Crosstex’s transfer agent to, or deliver or cause to be delivered to such Purchaser a certificate representing such Common Stock that is free from all restrictive and other legends. While a registration statement covering the resale of such security is effective or at any time after removal of any such restrictive legend, Crosstex shall withdraw any and all stop-transfer instructions with respect to such security. Notwithstanding anything in this agreement or any other Basic Document to the contrary, Crosstex may not make any notation on its records or give instructions to any transfer agent of Crosstex that enlarge the restrictions on transfer set forth in this Section.
     Section 6.08 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by Crosstex or any of its Affiliates or the Purchasers or any of their Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 6.09 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of laws.
     Section 6.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 6.11 Termination.
          (a) In the event that any of the conditions to a party’s obligation to close specified in Section 2.05 is not satisfied at or prior to the Closing Date, such party may terminate this Agreement.
          (b) In the event that the Closing Date does not take place on or before August 31, 2006, either party may terminate this Agreement.
          (c) In the event of any termination of this Agreement pursuant to this Section 6.11, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

     IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CROSSTEX ENERGY, INC.

By:	/s/ William W. Davis William W. Davis
Executive Vice President and
Chief Financial Officer

[Signature Page to XTXI Purchase Agreement]

CHIEFTAIN CAPITAL MANAGEMENT, INC.
as agent and attorney-in-fact for the Purchasers who are its clients under separate investment advisor agreements

By:	/s/ Thomas D. Stern Thomas D. Stern
Managing Director

[Signature Page to XTXI Purchase Agreement]

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ James C. Baker James C. Baker
Vice President

[Signature Page to XTXI Purchase Agreement]

KAYNE ANDERSON ENERGY TOTAL
RETURN FUND, INC.

By:	/s/ James C. Baker James C. Baker
Vice President

[Signature Page to XTXI Purchase Agreement]

LB I GROUP INC.

By:	/s/ Ashvin Rao Ashvin Rao
Vice President

[Signature Page to XTXI Purchase Agreement]

LUBAR EQUITY FUND, LLC

By:	Lubar & Co., Incorporated
Its:	Manager

By:	/s/ David J. Lubar David J. Lubar
President

[Signature Page to XTXI Purchase Agreement]

TORTOISE NORTH AMERICAN ENERGY CORP.

By:	/s/ David J. Schulte David J. Schulte
President

[Signature Page to XTXI Purchase Agreement]

Schedule A

	Purchased	Allocated
Purchaser	Shares*	Purchase Price
Chieftain Capital Management, Inc. as agent and attorney-in-fact for the Purchasers who are its clients under separate investment advisor agreements	1,710,130	$119,999,822.10
Kayne Anderson MLP Investment Company	57,005	4,000,040.85
Kayne Anderson Energy Total Return Fund, Inc.	285,025	20,000,204.25
LB I Group Inc.	313,520	21,999,698.40
Lubar Equity Fund, LLC	156,070	12,001,783.00
Tortoise North American Energy Corp.	28,510	2,000,546.70

Total	2,550,260	$180,002,095.30

*	Subject to adjustment pursuant to Section 2.03.
Schedule A

Exhibit A
REGISTRATION RIGHTS AGREEMENT
by and among
CROSSTEX ENERGY, INC.
and
THE PURCHASERS PARTY HERETO

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [                    ], 2006 by and among CROSSTEX ENERGY, INC., a Delaware corporation (“Crosstex”), and each of the parties set forth on Schedule A hereto (the “Purchasers”).
     WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Shares pursuant to the Stock Purchase Agreement, dated as of May 16, 2006, by and between Crosstex and the Purchasers (the “Purchase Agreement”);
     WHEREAS, Crosstex has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and
     WHEREAS, it is a condition to the obligations of the Purchasers and Crosstex under the Purchase Agreement that this Agreement be executed and delivered.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. The terms set forth below are used herein as so defined:
          “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person and, for the purposes of this definition, any registered investment advisor, together with its clients for whom it exercises investment discretion and acts as agent and attorney-in-fact shall be considered Affiliates. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
          “Anniversary Date” shall have the meaning set forth in the Purchase Agreement.
          “Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.
          “Closing” shall have the meaning set forth in the Purchase Agreement.
          “Closing Date” shall have the meaning set forth in the Purchase Agreement.
          “Commission” means the United States Securities and Exchange Commission.

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          “Common Stock” shall have the meaning set forth in the Purchase Agreement.
          “Crosstex” has the meaning specified therefor in the introductory paragraph of this Agreement.
          “Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Holder” means the record holder of any Registrable Securities.
          “Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.
          “Losses” has the meaning specified therefor in Section 2.8(a) of this Agreement.
          “Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.
          “Non-Disclosure Agreements” means collectively (i) the Letter Agreement, dated April 27, 2006, by and between Kayne Anderson MLP Investment Company and Crosstex Partners, (ii) the Letter Agreement, dated May 3, 2006, by and between Tortoise Capital Advisors LLC, and Crosstex Partners, (iii) the Letter Agreement, dated April 27, 2006, by and between LB I Group Inc. and Crosstex Partners, and (iv) the Letter Agreement, dated May 4, 2006, by and between Fiduciary Asset Management, LLC and Crosstex Partners.
          “Other Holder” has the meaning specified in Section 2.2(b).
          “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
          “Piggyback Registration” has the meaning specified therefor in Section 2.2(a) of this Agreement.
          “Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.
          “Purchased Shares” shall have the meaning set forth in the Purchase Agreement.
          “Purchasers” has the meaning specified therefor in the introductory paragraph of this Agreement.

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          “Registrable Securities” means the Purchased Shares, all of which are subject to the rights provided herein until such rights terminate pursuant to the provisions of this Agreement.
          “Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Selling Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.
          “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
          “Shelf Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).
          “Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any Section of Rule 144 (or any similar provision then in force under the Securities Act); (c) such Registrable Security is held by Crosstex or one of its subsidiaries; (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities or (e) two years from the date hereof; provided, however, no Registrable Security shall cease to be a Registrable Security pursuant to this Section 1.2(e) for the purposes of a Piggyback Registration or a registration pursuant to Section 2.3 hereof prior to five years from the date hereof with respect to any Purchaser who holds 8% or more of the shares of Common Stock outstanding at such time.
ARTICLE II
REGISTRATION RIGHTS
     Section 2.1 Shelf Registration.
          (a) Shelf Registration. As soon as practicable following the Closing of the acquisition of the Purchased Shares pursuant to the terms of the Purchase Agreement, but in any event within 30 days of the Closing, Crosstex shall prepare and file a Shelf Registration Statement covering the Registrable Securities. Crosstex shall use its commercially reasonable

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efforts to cause the Shelf Registration Statement to become effective no later than 90 days after the date of the Closing. A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by Crosstex; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify Crosstex in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, Crosstex shall include such information in the prospectus unless it has determined, upon advice of counsel, that such information would violate the rules and regulations of the Commission or would cause such prospectus supplement to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Crosstex will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earlier of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement, (ii) there are no longer any Registrable Securities outstanding or (iii) two years from the Closing (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If the Shelf Registration Statement is not declared effective within 120 days after Closing, then the Purchasers shall be entitled to a payment (with respect to each of such Purchaser’s Purchased Shares), as liquidated damages and not as a penalty, of 0.25% of the Purchase Price per 30-day period for the first sixty (60) days following the 120th day after Closing, with such payment amount increasing by an additional 0.25% of the Purchase Price per 30-day period for each subsequent 60 days, up to a maximum of 1.00% of the Purchase Price per 30-day period (the “Liquidated Damages”), until such time as the Shelf Registration Statement is declared effective or there are no longer any Registrable Securities outstanding. The Liquidated Damages shall accrue on a daily basis and be paid to each Purchaser in cash within ten (10) Business Days of the end of such 30-day period. The Purchasers’ rights (and any transferee’s rights pursuant to Section 2.10) under this Section 2.1 shall terminate when such Registrable Securities become eligible for resale under Rule 144(k) (or any similar provision then in force under the Securities Act).
          (b) Delay Rights. Notwithstanding anything to the contrary contained herein, Crosstex may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) Crosstex is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Crosstex determines in good faith that Crosstex’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) Crosstex has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Crosstex, would materially and adversely affect Crosstex; however, in no

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event shall any delay pursuant hereto exceed sixty (60) days in any one hundred-eighty (180) day period or ninety (90) days in any twelve-month period. Upon disclosure of such information or the termination of the condition described above, Crosstex shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
     Section 2.2 Piggyback Registration.
          (a) Participation. Commencing on the later of the Anniversary Date or the Effective Date of the Registration Statement, if Crosstex at any time proposes to file a prospectus supplement to an effective Shelf Registration Statement with respect to an Underwritten Offering of Common Stock for its own account or to register any Common Stock for its own account for sale to the public in an Underwritten Offering or otherwise file any registration statement with the Commission relating to any Underwritten Offering of Common Stock other than (x) a registration statement on Form S-8 (or any successor form) relating solely to employee benefit plans or (y) a registration statement on Form S-4 (or any successor form) relating solely to a Rule 145 transaction, then, as soon as practicable following the engagement of counsel to Crosstex to prepare the documents to be used in connection with an Underwritten Offering, Crosstex shall give notice of such proposed Underwritten Offering to the Holders, and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Registration”); provided, however, that Crosstex shall not be required to offer such opportunity to Holders if the Holders do not offer a minimum of $5,000,000 of Registrable Securities (determined by multiplying the number of Registrable Securities owned by the average of the closing price on NASDAQ for Common Stock for the ten (10) trading days preceding the date of such notice). The notice required to be provided in this Section 2.2(a) to Holders shall be provided on a Business Day pursuant to Section 3.1 hereof and receipt of such notice shall be confirmed by Holder. Holder shall then have two (2) Business Days to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Crosstex shall determine for any reason not to undertake or to delay such Underwritten Offering, Crosstex may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Crosstex of such withdrawal up to and including the time of pricing of such offering. No Holders shall be entitled to participate in any such Underwritten Offering under this Section 2.2(a) unless such Holder (together with any Affiliates that are Selling Holders) participating therein holds at least fifteen million ($15,000,000) of Registrable Securities (determined by multiplying the number of

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Registrable Securities owned by the average of the closing price for Common Stock for the ten (10) trading days preceding the date of such notice).
          (b) Priority of Piggyback Registration. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Stock included in a Piggyback Registration advises Crosstex that the total amount of Common Stock which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Crosstex can be sold without having such adverse effect, with such number to be allocated pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement (“Other Holders”) who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Selling Holder or such Other Holder in such offering; by (B) the aggregate number of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration).
     Section 2.3 Underwritten Offering.
          (a) S-3 Registration. In the event that a Selling Holder (together with any Affiliates that are Selling Holders) elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering of at least fifteen million ($15,000,000) of Registrable Securities, Crosstex shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of the Registrable Securities; provided, however, that Crosstex management will not be required to participate in a roadshow or similar marketing effort.
          (b) General Procedures. In connection with any Underwritten Offering (i) under Section 2.2 of this Agreement, Crosstex shall be entitled to select the Managing Underwriter or Underwriters, and (ii) under Section 2.3 of this Agreement, the Selling Holders shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering under Section 2.2 or Section 2.3 hereof, each Selling Holder and Crosstex shall enter into an underwriting agreement with the Managing Underwriter or Underwriters which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Crosstex to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the

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obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Crosstex or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Crosstex and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the pricing of such Underwritten Offering hereof to be effective. No such withdrawal or abandonment shall affect Crosstex’s obligation to pay Registration Expenses.
     Section 2.4 Sale Procedures. In connection with its obligations contained in Sections 2.1, 2.2 and 2.3, Crosstex will, as expeditiously as possible:
          (a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
          (b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;
          (c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that Crosstex will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
          (d) promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the

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filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
          (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Crosstex of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Crosstex agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
          (f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
          (g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Crosstex, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, preliminary or prospectus supplement, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, preliminary or prospectus supplement and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Crosstex’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein any supplement thereto) and as are customarily covered in opinions of issuer’s counsel and in

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accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, such other matters as such underwriters may reasonably request;
          (h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
          (i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Crosstex personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Crosstex need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Crosstex;
          (j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Crosstex are then listed;
          (k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Crosstex to enable the Selling Holders to consummate the disposition of such Registrable Securities;
          (l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and
          (m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
     Each Selling Holder, upon receipt of notice from Crosstex of the happening of any event of the kind described in subsection (e) of this Section 2.4, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.4 or until it is advised in writing by Crosstex that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Crosstex, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to Crosstex (at Crosstex’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.
     Section 2.5 Cooperation by Holders. Crosstex shall have no obligation to include in the Shelf Registration Statement Common Stock of a Holder or in a Piggyback Registration Common Stock of a Selling Holder who has failed to timely furnish such information which, in

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the opinion of counsel to Crosstex, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
     Section 2.6 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, or other prospectus (including any free writing prospectus) containing the terms of the pricing of such Underwritten Offering; provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other stockholder of Crosstex on whom a restriction is imposed and provided further that such Selling Holder (together with any Affiliates that are Selling Holders) owns at least fifteen million ($15,000,000) of Registrable Securities (determined by multiplying the number of Registrable Securities owned by the average of the closing price for Common Stock for the ten (10) trading days preceding the date of such filing).
     Section 2.7 Expenses.
          (a) Certain Definitions. “Registration Expenses” means all expenses incident to Crosstex’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or an Underwritten Offering pursuant to Section 2.3, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NASDAQ fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for Crosstex, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.8 hereof, Crosstex shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, Crosstex shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities.
          (b) Expenses. Crosstex will pay all reasonable Registration Expenses in connection with a Piggyback Registration or Underwritten Offering, whether or not any sale is made pursuant to the Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
     Section 2.8 Indemnification.
          (a) By Crosstex. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Crosstex will indemnify and hold harmless each Selling Holder thereunder, its directors, officers and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter

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within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Crosstex will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
          (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Crosstex, its directors and officers, and each Person, if any, who controls Crosstex within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from Crosstex to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
          (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense

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thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party.
          (d) Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to Crosstex or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of Crosstex on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Crosstex on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
          (e) Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

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     Section 2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Crosstex agrees to use its commercially reasonable efforts to:
          (a) Make and keep public information regarding Crosstex available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;
          (b) File with the Commission in a timely manner all reports and other documents required of Crosstex under the Securities Act and the Exchange Act at all times from and after the date hereof; and
          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Crosstex, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause Crosstex to register Registrable Securities granted to the Purchasers by Crosstex under this Article II may be transferred or assigned by the Purchasers to one or more transferee(s) or assignee(s) of such Registrable Securities, who (a) are Affiliates of such Purchaser, or (b) hold, collectively with its or their Affiliates, after giving effect to such transfer or assignment, at least fifteen million ($15,000,000) of Registrable Securities. Crosstex shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall assume in writing responsibility for its obligations of the Purchasers under this Agreement.
     Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, Crosstex shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of Crosstex that would allow such current or future holder to require Crosstex to include securities in any registration statement filed by Crosstex on a basis that is superior in any way to the piggyback rights granted to the Purchasers hereunder.
     Section 2.12 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. In addition, all Registrable Securities held or acquired by Fiduciary / Claymore MLP Opportunity Fund and its Affiliates, on the one hand, and Energy Income and Growth Fund and its Affiliates, on the other hand, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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ARTICLE III
MISCELLANEOUS
     Section 3.1 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)	If to Chieftain Capital Management, Inc., as agent and attorney-in-fact for the Purchasers who are its clients under separate investment advisor agreements:

Chieftain Capital Management, Inc.
12 East 49th Street
New York, New York 10017
Attn: Thomas D. Stern

with a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention: Patricia A. Poglinco, Esq.
Fax: (212) 480-8421

(b)	If to Energy Income and Growth Fund:

c/o Fiduciary Asset Management
8112 Maryland Avenue, Suite 400
St. Louis MO 63105
Attention: Jim Cunnane
Facsimile: (314) 863-4360

with a copy to:

Andrews Kurth LLP
1350 I Street, NW, Suite 1100
Washington, DC 20005
Attention: Bill Cooper
Facsimile: (202) 974-9537

(c)	If to Kayne Anderson MLP Investment Company or Kayne Anderson Energy Total Return Fund, Inc.:

1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
Attention: David Shladovsky, Esq.
Facsimile: (310) 284-6490

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and

1100 Louisiana, Suite 4550
Houston, Texas 77002
Attention: Kevin McCarthy
Facsimile: (713) 655-7359

with a copy to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, TX 77002
Attention: Dan Fleckman
Facsimile: (713) 615-5859

(d)	If to LB I Group Inc.:

LB I Group Inc.
c/o Lehman Brothers Inc.
399 Park Avenue, 9th Floor
New York, NY 10022
Attention: Michael J. Cannon
Facsimile: 646-758-4208

with a copy to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, TX 77002
Attention: Dan Fleckman
Facsimile: (713) 615-5859

(e)	If to Lubar Equity Fund, LLC:

Lubar Equity Fund, LLC
700 N. Water Street
Suite 1200
Milwaukee, WI 53202
Attn: David J. Lubar
Facsimile: (414) 291–9061

(f)	If to Tortoise North American Energy Corp.:

10801 Mastin, Suite 222
Overland Park, KS 66210
Attention: David Schulte

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Facsimile: (913) 981-1021

with a copy to:

Blackwell Sanders Peper Martin LLP
2300 Main Street, Suite 1000
Kansas City, MO 64108
Attention: Steven F. Carman
Facsimile: (816) 983-8080

(g)	If to Crosstex:

Crosstex Energy, Inc.
2501 Cedar Springs
Dallas, Texas 75201
Attention: Barry E. Davis
Facsimile: (214) 953-9500

with a copy to:

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Attention: Doug Rayburn
Facsimile: (214) 661-4634
or, if to a transferee of such Purchaser, to such Holder at the address provided pursuant to Section 2.10 above. All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.
     Section 3.2 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.3 Assignment of Rights. All or any portion of the rights and obligations of the Purchasers under this Agreement may be transferred or assigned by such Purchaser in accordance with Section 2.10 hereof.
     Section 3.4 Recapitalization, Exchanges, etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all capital stock of Crosstex or any successor or assign of Crosstex (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

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     Section 3.5 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
     Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 3.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 3.8 Governing Law. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.
     Section 3.9 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 3.10 Entire Agreement. This Agreement, the Purchase Agreement and the Non-Disclosure Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Crosstex set forth herein or therein. This Agreement, the Purchase Agreement and the Non-Disclosure Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by Crosstex and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.12 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

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18

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CROSSTEX ENERGY, INC.

By:
William W. Davis
Executive Vice President and Chief Financial Officer
[Signature Page to XTXI Registration Rights Agreement]

CHIEFTAIN CAPITAL MANAGEMENT, INC., as agent and attorney-in-fact for the Purchasers who are its clients under separate investor advisor agreements

By:
Thomas D. Stern
Managing Director
[Signature Page to XTXI Registration Rights Agreement]

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:
James C. Baker
Vice President
[Signature Page to XTXI Registration Rights Agreement]

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.

By:
James C. Baker
Vice President
[Signature Page to XTXI Registration Rights Agreement]

LB I GROUP INC.

By:
Ashvin Rao
Vice President
[Signature Page to XTXI Registration Rights Agreement]

LUBAR EQUITY FUND, LLC

By:	Lubar & Co., Incorporated
Its:	Manager

By:
David J. Lubar
President
[Signature Page to XTXI Registration Rights Agreement]

TORTOISE NORTH AMERICAN ENERGY CORP.

By:
David J. Schulte
President
[Signature Page to XTXI Registration Rights Agreement]

Schedule A

	Purchased	Allocated
Purchaser	Shares*	Purchase Price
Chieftain Capital Management, Inc. as agent and attorney-in-fact for the Purchasers who are its clients under separate investment advisor agreements	1,710,130	$119,999,822.10
Kayne Anderson MLP Investment Company	57,005	4,000,040.85
Kayne Anderson Energy Total Return Fund, Inc.	285,025	20,000,204.25
LB I Group Inc.	313,520	21,999,698.40
Lubar Equity Fund, LLC	156,070	12,001,783.00
Tortoise North American Energy Corp.	28,510	2,000,546.70

Total	2,550,260	$180,002,095.30

*	Subject to adjustment pursuant to Section 2.03 of the Purchase Agreement.
Schedule A

Exhibit B – Form of Opinion of Crosstex Counsel
     Capitalized terms used but not defined herein have the meanings assigned to such terms in the Stock Purchase Agreement (the “Purchase Agreement”). Crosstex shall furnish to the Purchasers at the Closing an opinion of Baker Botts L.L.P., counsel for Crosstex, addressed to the Purchasers and dated the Closing Date in form reasonably satisfactory to Vinson & Elkins L.L.P., counsel for the Purchasers, stating that:
     (i) Crosstex has been duly incorporated and is validly existing in good standing as a corporation under the Delaware General Corporation Law (the “DGCL”) with all necessary corporate power and authority to own or lease its properties and to carry on its business as its business is now conducted as described in Crosstex’s Annual Report on Form 10-K for the period ended December 31, 2005 (the “Annual Report”) and Crosstex’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “10-Q”). Crosstex is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth in Exhibit A to such opinion.
     (ii) Each of the subsidiaries of Crosstex listed on Annex 1 (the “Crosstex Subsidiaries,” and, collectively with Crosstex, the “Crosstex Entities”) has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation with all necessary, partnership or limited liability company power and authority to own, lease, use or operate its respective properties. Each of the Crosstex Subsidiaries is duly qualified or registered for the transaction of business and in good standing as a foreign limited partnership or limited liability company, as applicable, in each of the jurisdictions set forth in Exhibit B to such opinion.
     (iii) To our knowledge, except as described in the Annual Report and the 10-Q, and except for options granted pursuant to the Crosstex Energy, Inc. Long-Term Incentive Plan, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Crosstex to issue, transfer or sell any shares of Common Stock or other equity securities in Crosstex or securities convertible into or exchangeable for such securities, (ii) obligations of Crosstex to repurchase, redeem or otherwise acquire any equity interests of Crosstex or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which any Crosstex Entity is a party with respect to the voting of the equity interests of any Crosstex Entity. To our knowledge, none of the offering or sale of the Purchased Shares or the registration of the Purchased Shares pursuant to the Registration Rights Agreement, all as contemplated by the Purchase Agreement, gives rise to any rights for or relating to the registration of any Common Shares or other securities of Crosstex.
     (iv) Crosstex owns of record, directly or indirectly, all of the issued and outstanding equity interests of each of the Crosstex Subsidiaries, free and clear of any Liens in respect of which a financing statement under the Uniform Commercial Code naming any of the Crosstex Entities as debtor is on file in the office of the Secretary of State of Delaware or the office of the Secretary of State of Texas, and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of the Crosstex Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act, as applicable).
     (v) The Purchased Shares to be issued and sold to the Purchasers by Crosstex pursuant to the Purchase Agreement, have been duly authorized and when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.
     (vi) None of the offering, issuance and sale by Crosstex of the Purchased Shares or the execution, delivery and performance of the Purchase Agreement and Registration Rights Agreement (A) constitutes a violation of the certificate of incorporation or bylaws, each as amended to date, of any of the Crosstex, (B) constitutes a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed or incorporated by reference as an exhibit to the Annual Report or (C) results or will result in any violation of the DGCL or U.S. federal law, which in the case of clauses (B) or (C) would be reasonably likely to have a Crosstex Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (vi) with respect to federal or state securities or anti-fraud statutes, rules or regulations.
     (vii) Each of the Purchase Agreement and Registration Rights Agreement has been duly authorized and validly executed and delivered on behalf of Crosstex and is enforceable against Crosstex except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (viii) Except for the approvals required by the Commission in connection with Crosstex’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or filing with any U.S. federal or Delaware court, governmental agency or body having jurisdiction over the Crosstex Entities or any of their respective properties is required for the issuance and sale by Crosstex of the Purchased Shares, the execution, delivery and performance of each of the Purchase Agreement and Registration Rights or the consummation of the transactions contemplated by the Purchase Agreement and Registration Rights Agreement, except those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.
     (ix) To our knowledge, there is no action, suit, proceeding or investigation pending against the Crosstex Entities before any court or governmental agency that questions the validity of the Purchase Agreement or the Registration Rights Agreement, or the right of Crosstex to enter into such agreements.
     (x) Crosstex is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     (xii) Assuming the accuracy of the representations and warranties of each Purchaser contained in the Purchase Agreement, the issuance and sale of the Purchased Shares pursuant to the Purchase Agreement is exempt from registration requirements of the Securities Act of 1933, as amended.

Annex 1
Crosstex Holdings GP, LLC, a Delaware limited liability company
Crosstex Holdings LP, LLC, a Delaware limited liability company
Crosstex Holdings, L.P., a Delaware limited partnership
Crosstex Energy GP, LLC, a Delaware limited liability company
Crosstex Energy GP, L.P., a Delaware limited partnership
Crosstex Asset Management GP, LLC, a Delaware limited liability company
Crosstex Asset Management, L.P., a Delaware limited partnership